Exhibit 99.5

CONSENT OF JEFFREY E. STIEFLER

Haymaker Acquisition Corp. (the “Company”) intends to file a Registration Statement on Form S-1 (together with any amendments or supplements thereto the “Registration Statement”) registering securities for issuance in its initial public offering. As required by Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in the Registration Statement as a Director Nominee.

October 13, 2017	/s/ JEFFREY E. STIEFLER
JEFFREY E. STIEFLER